EXHIBIT 32.1

Statement Pursuant to Section 1350(a) of title 18, United States Code

The undersigned, Richard F. Zannino and Christopher W. Vieth, certify that:

(1)

The Quarterly Report on Form 10-Q of Dow Jones & Company, Inc. (the “Company”) for the quarterly period ended June 30, 2006 (the “Form 10-Q”), which is being filed today with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934.

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard F. Zannino
Richard F. Zannino
Chief Executive Officer
Dow Jones & Company, Inc.

Date: August 2, 2006

/s/ Christopher W. Vieth
Christopher W. Vieth
Chief Financial Officer
Dow Jones & Company, Inc.

Date: August 2, 2006